CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading “Independent Registered Public Accounting Firm” and “Service Provider” for Northwestern Mutual Series Fund, Inc. Commodities Return Strategy Portfolio in this Registration Statement on Form N-1A.

/s/ PRICEWATERHOUSECOOPERS

Milwaukee, Wisconsin
April 29, 2011